UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     April 15, 2026

                Southern First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

                  South Carolina

(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

6 Verdae Boulevard, Greenville, SC	29607
(Address of principal executive offices)	(Zip Code)

                   (864) 679-9000

(Registrant's telephone number, including area code)

                  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SFST	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 15, 2026, Southern First Bancshares, Inc. (the “Company”) and its wholly owned bank subsidiary, Southern First Bank, a South Carolina state bank (the “Bank”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Piper Sandler & Co., as representative of the several underwriters named therein (the “Underwriters”), including Keefe, Bruyette & Woods, Inc., relating to the offer and sale of 1,050,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $54.00 per share in an underwritten public offering (the “Offering”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 157,500 shares of Common Stock.

After deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, the Company expects the net proceeds of the Offering to be approximately $53.2 million, or approximately $61.3 million if the Underwriters exercise in full their option to purchase additional shares of Common Stock.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company and the Bank. The Underwriting Agreement also contains customary conditions to closing and indemnification obligations of the Company, the Bank and the Underwriters, including with respect to certain liabilities under the Securities Act of 1933, as amended. The representations and warranties were made solely for purposes of the Underwriting Agreement and as of specified dates, were made for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or the Bank.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. In connection with the Offering, the legal opinion as to the legality of the Common Stock is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

In connection with the Offering, the Company’s directors and certain executive officers entered into customary lock-up agreements with the Underwriters providing for a 90-day restriction on the sale or transfer of specified securities of the Company, subject to certain exceptions.

The shares of Common Stock offered and sold in the Offering were registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-293279), declared effective by the Securities and Exchange Commission on February 13, 2026. The Offering was made only by means of a prospectus supplement and accompanying base prospectus forming part of the registration statement.

Item 7.01. Regulation FD Disclosure.

On April 15, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document. The information furnished in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description

1.1	Underwriting Agreement dated April 15, 2026.
5.1	Opinion of Nelson Mullins Riley & Scarborough, LLP.
23.1	Consent of Nelson Mullins Riley & Scarborough, LLP (included in Exhibit 5.1).
99.1	Press Release dated April 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

	By:	/s/ Christian J. Zych
	Name:	Christian J. Zych
	Title:	Chief Financial Officer

April 16, 2026